  As filed with the Securities and Exchange Commission on November 29, 2001

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             POLYMEDICA CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

         MASSACHUSETTS                                         04-3033368
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                            Identification No.)

11 STATE STREET, WOBURN, MASSACHUSETTS                            01801
(Address of Principal Executive Offices)                       (Zip Code)

                        2001 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                          JOHN K.P. STONE III, ESQ.
                              HALE AND DORR LLP
                               60 STATE STREET
                            BOSTON, MASSACHUSETTS
                   (Name and Address of Agent For Service)
                                (617) 526-6000
        (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================

                                                  Proposed               Proposed
 Title of                                          Maximum                Maximum
 Securities to be          Amount to be         Offering Price           Aggregate                  Amount of
 Registered                 Registered            Per Share           Offering Price            Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01
par value per share        20,000 shares          22.93(1)               $458,600(1)                 $109.61

====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on November 26, 2001.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         ITEM 1. PLAN INFORMATION.

         The information required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

         ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

         (a)      The registrant's latest annual report filed pursuant to
Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

         (c) The description of the securities contained in the registrant's registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

         ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement. John K.P. Stone III, a partner of Hale and Dorr LLP, serves as Assistant Clerk to the Registrant.

         ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 6 of the Company's Restated Articles of Organization (the "Articles") provides that the Company shall indemnify each person who is or was a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the corporation, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses, including attorneys' fees, judgments and fines incurred by any such person or on his or her behalf in connection with any action, suit or proceeding, and any appeal therefrom, except with respect to any matter as to which such person shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Company or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. In addition, the Company may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Company or other persons serving the Company, and such rights may be equivalent to, or greater or less than, those granted to directors and officers. The provisions in the Company's Articles pertaining to indemnification may not be amended and no provision inconsistent therewith may be adopted without the approval of the holders of at least two-thirds of the voting power of the Company.

         Section 13(b)(1 1/2) of Chapter 156B of the Massachusetts General Laws allows a corporation to eliminate or limit the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of an improper distribution or loan to an insider or obtained an improper personal benefit. The Company has included such a provision in its Articles.

         Section 67 of Chapter 156B of the Massachusetts General Laws ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by: (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional.

         ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

         ITEM 8. EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         ITEM 9. UNDERTAKINGS.

         1.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
         Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Massachusetts on this 29th day of November, 2001.

                                   PolyMedica Corporation

                                   By: /s/ Steven J. Lee
                                       --------------------------------------
                                       Steven J. Lee
                                       Chairman of the Board of Directors and
                                        Chief Executive Officer
                                        (Principal Executive Officer)

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of PolyMedica Corporation, hereby severally constitute and appoint Steven J. Lee, Eric G. Walters and John K.P. Stone, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable PolyMedica Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



             SIGNATURE                              TITLE                                DATE
             ---------                              -----                                ----

/s/ Steven J. Lee                     Chairman of the Board of                    November 29, 2001
-------------------------------       Directors and Chief Executive
Steven J. Lee                         Officer (Principal Executive
                                      Officer)


/s/ Eric G. Walters                   Executive Vice President and                November 29, 2001
-------------------------------       Clerk (Principal Financial
Eric G. Walters                       Officer)


/s/ Stephen C. Farrell                Chief Financial Officer                     November 9, 2001
-------------------------------       (Principal Accounting Officer)
Stephen C. Farrell

/s/ Thomas S. Soltys                  Director                                    November 12, 2001
-------------------------------
Thomas S. Soltys


/s/ Daniel S. Bernstein               Director                                    November 29, 2001
-------------------------------
Daniel S. Bernstein


/s/ Frank W. LoGerfo                  Director                                    November 29, 2001
-------------------------------
Frank W. LoGerfo


/s/ Marcia J. Hooper                  Director                                    November 29, 2001
-------------------------------
Marcia J. Hooper


/s/ Herbert A. Denton                 Director                                    November 29, 2001
-------------------------------
Herbert A. Denton

/s/ Samuel L. Shanaman                Director                                    November 29, 2001
-------------------------------
Samuel L. Shanaman


                                INDEX TO EXHIBITS


NUMBER              DESCRIPTION
------              -----------
4.1                 Restated Articles of Organization of the Registrant(1)

4.2                 Restated By-Laws of the Registrant(1)

4.3 Rights Agreement dated as of January 23, 1992 by and between the Registrant and the First National Bank of Boston(2)

4.4 Amendment No. 1 dated December 9, 1999, amending the Rights Agreement dated as of January 23, 1992 between the Registrant and BankBoston, N.A.(3)

5.1                 Opinion of Hale and Dorr LLP, counsel to the Registrant

23.1                Consent of Hale and Dorr LLP
                    (included in Exhibit 5.1)

23.2                Consent of PricewaterhouseCoopers LLP

24.1 Power of attorney (included on the signature pages of this registration statement)

------------

(1) Incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed November 14, 2001.

(2) Incorporated herein by reference to the Registrant's Current Report on Form 8-K, filed March 13, 1992.

(3) Incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, filed February 14, 2000.